Exhibit 4.1

For Ministry Use Only .Ontario Corporation Number de is Number de la Ontario Government Services CERTIFICATE CERTIFICATE 1940856 This is to certify that these que les presents articles are effective on status le NOVEMBER 2 4 NOVEMBER. 2017 Business Corporations Act / sur les par actions ARTICLES OF AMENDMENT STATUES DE MODIFICATION Form 3 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Business Denomination de la LETTERS MAJUSCULES SEULEMENT): Corporations A K U M I N INC. Formula 3 Loi sur les societes par actions The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociaie de la Societe (y a lieu) (LETTERS MAJUSCULES SETTLEMENT): Date of incorporation/amalgamation: Date de la constitution our de la fusion : 2015-08-12 (Year, Month, Day) (annee, mols, jour) Complete only if there is a change in the number of directors or the minimum / maximum number of directors. II faut Empire cette parties elements si le hombre d’administrateurs our si le hombre minimal ou maximal d’administrateurs a change. Number of directors is/are: minimum and maximum number of directors is/are: Nombre d’administrateurs : nombres minimum et maximum d’administrateurs : Number minimum and maximum Nombre minimum et maximum or ou 3 /10 The articles of the corporation are amended as follows: Les statuts de la societe sont modifies de la fapon suivante : See page 1A to change the minimum and maximum number of directors provided for in the articles of the Corporation to a minimum three (3) and maximum of ten (10); to delete the present wording provided for in Section 9 of the articles of the Corporation and replace it with “None”; and to delete the present wording provided for in Section 10 of the articles of the Corporation and replace it with “None”,

The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dument autorisee conformdment aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions, The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le (Year, Month, Day) (annee, mois, jour) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. AKUMIN INC. (Print name of corporation from Article 1 on page 1) (Veuillez ecrir le nom de la society de I’article un a la page une). By/ Par: (Signature) (Description of Office) (signature) (Fonction)

For Ministry Use Only Ontario Corporation Number A I’usage excluslf du ministers Nuntero de la soolete en Ontario Ministry of Ministere des Government Services Sarvuas gouvernementaux 1940856 Ontario CERTlFICATE CETTlFtCAT This is to certify that these Cecice tide que les presents articles are effective on , statuts entrent en vigueur le MARCH- 2 2 MARS, 2017 Business Corporations Act / Lof sur les sur societes par actions _ ART|CLES of AMENDMENT STATUTS DE MODIFICATION Form3 1, The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Business Denomination sociale actuelle de la societe (dcrlre en LETTRES MAJUSCULES SEULEMENT): Corporations Act ELITE IMAGING INC. Formule 3 ‘ Lol sur les societes par actions The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s’il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT): A K U M I N INC. Date of incorporation/amalgamation: Date de la constitution ou de la fusion : 2015-08-12 (Year, Month, Day) (annSe, mols, jour) Complete only if there is a change in the number of directors or the minimum / maximum number of directors. II faut remplir cette partie seulement si le nombre d’adminlstrateurs ou si le nombre minimal ou maximal d’administrateurs a changS. Number of directors is/are: minimum and maximum number of directors is/are: Nombre d’administrateurs : nombres minimum et maximum d’adminlstrateurs : Number minimum and maximum Nombre minimum et maximum or ou The articles of the corporation are amended as follows: Les statuts de la socidte sont modifies de la fagon suivante : To change the name of the Corporation from Elite Imaging Inc. to Akumin Inc.

The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete diiment autorlsSe conformdment aux articles 168 et 170 (selon le cas) de la Loisurles societes par actions. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la society ont approuvd la resolution autorisant la modification le (Year, Month, Day) (annee, mois, jour) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire.

For Ministry Use Only Ontario Corporation Number A I’usage exclusif du ministers Numero de la societe en Ontario 1940856 certificat articles are effective on Ceci certifie que tes presents statuts entrent en vigueur le AUGUST 1.2 AO0T, 2015 (17) ARTICLES OF AMALGAMATION STATUTS DE FUSION Form 4 1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS) Business Denomination sociale de la socihte issue de la fusion: (Fcrire en LETTRES MAJUSCULES SEULEMENT): Corporations Act ELITE I |M ASG ING IN C| . Formule 4 Loi sur les societes par actions The address of the registered office is: Adresse du siege social: 199 Bay Street, Commerce Court West, Suite 5300 Street & Number or R.R. Number & if Multi-Office Building give Room No. / Rue et numero ou numero de la R.R. et, s’il s’agit d’un edifice a bureaux, numero du bureau Toronto ONTARIO 5 Name of MunSpalfty or Posf Office/ Postal/Code postal Norn de la municipalise ou du bureau de posts Number of directors is: Fixed number OR minimum and maximum Nombre d’administrateurs: OU 1 10 Nombre fixe OU minimum et maximum The director(s) is/are: /Administrateur(s): First name, middle names and surname Address for service, giving Street & No, or R.R. No., Municipality, Resident Canadian Prenom, autres prdnoms et nom de famille Province, Country and Postal Code State’Yes’or’No’ Domicile elu, y compris la rue et le numero ou le numero de la R.R., le Resident canadieri nom de la municipality, la province, le pays et le code postal Oui/Non RiadhZine 1240 Bay Street, Suite 305, Toronto, Ontario, Yes Canada M5R 2A7

Method of amalgamation, check A or B Methode choisie pour la fusion—Cocher A ou B : A- Amalgamation Agreement I Convention de fusion : The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below. Les actionnaires de chaque societe qui fusionnne ont dument adopte la convention de fusion conformement or au paragraphe 176(4) de la Loi sur les societes par actions a la date mentionnee ci-dessous. ou B—Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d’une societe mere avec une ou plusieurs de ses filiates ou fusion de filiales : The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. Les administrateurs de chaque societe qui fuslonne ont approuve la fusion par voie de resolution conformement a Particle 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous. The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de 2473241 Ontario Inc. and are more particularly set out in these articles. et sont enonces textuellement aux presents statuts. Date of Adoptlon/Approval Names of amalgamating corporations Ontario Corporation Number Date d’adoption ou d’approbation Denomination sociaie des societes qui fusionnent Numero de la societe en Ontario Year Month Day 2473241 Ontario Inc. 2015/08/12 2473241 2015/08/12 Elite Imaging Inc. 2389538 2015/08/12

Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise, Limites, s’ll y a lieu, Imposees aux activites commerciaies ou aux pouvoirs de la societe. None. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s’il y a lieu, d’actions que la societe est autorisee a emettre : An unlimited number of common shares and an unlimited number of preferred shares.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s’ll y a lieu, rattaches a chaque categorie d’actions et pouvoirs des administrateurs relatifs a chaque categorie d’actions qui peut etre emise en serie : See attached 4A-4B.

The rights, privileges, restrictions and conditions attaching to the shares of the Corporation are as follows: COMMON SHARES Voting The holders of the Common Shares are entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of the shareholders of the Corporation except where holders of another class or series are entitled to vote separately as a class or series as provided in the Business Corporations Act (Ontario) (the “Act”). Except as otherwise required by law, the holders of Preferred Shares and the Common Shares will vote together as a single class. Each Common Share entitles the holder to one vote at all meetings of shareholders of Common Shares of the Corporation provided that such holder is a holder of Common Shares as of the record date for such meeting. Dividends—Discretionary Subject to the rights of the holders of the Preferred Shares any other class of shares ranking senior to the Common Shares, the holders of the Common Shares are entitled to such dividends as the directors of the Corporation may declare from time to time on the Common Shares, in their absolute discretion, in accordance with applicable law. Any such dividends are payable by the Corporation as and when determined by the directors of the Corporation, in their absolute discretion, The directors may also determine whether any such dividend is payable in money or property or by issuing fully paid shares of the Corporation. Liquidation and Dissolution In the event of the liquidation, dissolution or winding-up of the Corporation, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preferred Shares any other class of shares ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation. PREFERRED SHARES Issuable in Series (a) The Preferred Shares may be issued at any time or from time to time in one or more series. Subject to these share conditions, the directors are authorized to fix the number of shares in each series of Preferred Shares and to determine the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares which may include, without limitation:

the consideration for which such series of Preferred Shares are to be issued; the rate, amount, method of calculation and payment of any dividends, whether cumulative, or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future; voting rights, if any; any rights upon a dissolution, liquidation or winding-up of the Corporation or upon any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights; any rights of conversion, exchange or reclassification and the terms and conditions of any such rights, if applicable; any other rights, privileges, restrictions and conditions, not inconsistent with these share provisions, attaching to such series of Preferred Shares. (b) No rights, privileges, restrictions or conditions attached to any series of Preferred Shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation over the shares of any other series of Preferred Shares. The Preferred Shares of each series shall, with respect to the right to payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, rank on a parity with the shares of every other series.

The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L’emission, le transfert ou la propriety d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes : Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in section 10 of these Articles (entitled “Other provisions, if any”) are complied with. Other provisions, (if any): Autres dispositions, s’il y a lieu : Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless: (i) the consent of the directors of the Corporation is obtained; or (ii) the consent of shareholders holding more than 50% of the shares entitled to vote at such time is obtained; or in the case of securities, other than shares, which are subject to restrictions on transfer contained in a security holders’ agreement, such restrictions on transfer are complied with. The consent of the directors or the shareholders for the purposes of this section is evidenced by a resolution of the directors or shareholders, as the case may be, or by an instrument or instruments in writing signed by all of the directors, or shareholders holding more than 50% of the shares entitled to vote at such time, as the case may be. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”. Les declarations exigees aux termes du paragraphs 178(2) de la Loi sur les societes par actions constituent I’annexe A. A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”. Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitue(nt) I’annexe B,

These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. Name and original signature of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation. I Norn et signature originale d’un adminlstrateur ou d’un signataire autorise de chaque societe qui fusionne. Indiquer la denomination sociale de chaque societe, le nom du signataire et sa fonction (p. ex.: president, secretaire). Seul un administrateur ou un dirigeant habilite peut signer au nom de la societe. 2473241 Ontario Inc, Names of Corporations I Denomination sociale des societes By I Par Riadh Zine Director Signature I Signature Print name of signatory / Description of Office / Fonction Nom du signataire en lettres moulees Elite Imaging Inc, Names of Corporations / Denomination sociale des societes By / Par Riadh Zine Director Signature / Signature Print name of signatory I Des of Office / Fonction Nom du signataire en lettres moulees

SCHEDULE “A” Statement of Director or Officer Under Subsection 178(2) of the Business Corporations Act (Ontario) I am the Director of 2473241 Ontario Inc. and the Director of Elite Imaging Inc. I have conducted such examinations of the books and records of 2473241 Ontario Inc. and Elite Imaging Inc. (the “Amalgamating Corporations”) as are necessary to enable me to make this statement. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario). In my capacity as Director of 2473241 Ontario Inc. and Director of Elite Imaging Inc., I state that: There are reasonable grounds for believing that: each of the Amalgamating Corporations is, and the corporation continuing from the amalgamation of the Amalgamating Corporations (the “Corporation”) will be, able to pay its liabilities as they become due, and the realizable value of the Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes. There are reasonable grounds for believing that no creditor of the Amalgamating Corporations will be prejudiced by the amalgamation. No creditor of either of the Amalgamating Corporations has notified either of the Amalgamating Corporations that such creditor objects to the amalgamation. DATED August 12 2015. Riadh Zine Director

SCHEDULE “B”

RESOLUTION OF THE DIRECTOR OF 2473241 ONTARIO INC. (the “Corporation”) RECITAL The Corporation has agreed to amalgamate with its wholly-owned subsidiary Elite Imaging Inc. (“Elite”) under subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”). RESOLVED THAT The Corporation is authorized to amalgamate with Elite under subsection 177(1) of the Act and continue as one corporation. Upon the endorsement of a Certificate of Amalgamation under subsection 178(4) of the Act, all shares of Elite shall be cancelled without any repayment of capital in respect of the shares. None of the shares of the Corporation shall be cancelled. The articles of amalgamation shall be the same as the articles of the Corporation. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation. Any director or officer of the Corporation is authorized to execute and deliver articles of amalgamation, execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this resolution. [signature page follows]

Pursuant to subsection 129(1) of the Business Corporations Act (Ontario), the sole director of the Corporation, who is a resident Canadian, signs this resolution on August 12 , 2015. Riadh Zine

OF ELITE IMAGING INC. (the “Corporation”) RECITALS The Corporation is a wholly-owned subsidiary of 2473241 Ontario Inc. (“2473241”). The Corporation has agreed to amalgamate with 2473241 under subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”). RESOLVED THAT The Corporation is authorized to amalgamate with 2473241 under subsection 177(1) of the Act and continue as one corporation. Upon the endorsement of a Certificate of Amalgamation under subsection 178(4) of the Act, all shares of the Corporation, including all shares which have been issued and are outstanding, shall be cancelled without any repayment of capital in respect of the shares. The articles of amalgamation shall be the same as the articles of 2473241. The by-laws of the amalgamated corporation shall be the same as the by-laws of 2473241. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation. Any director or officer of the Corporation is authorized to execute and deliver articles of amalgamation, execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this resolution. [signature page follows]

Pursuant to subsection 129(1) of the Business Corporations Act (Ontario), the sole director of the Corporation, who is a resident Canadian, signs this resolution on . August 12, , 2015. Riadh Zine